AMENDMENT NO. 1
                   (Reducing Revolving Loan Agreement)


           Reference is made to that certain Reducing Revolving Loan Agreement dated as of September 30, 1993 (the "Loan Agreement") among Circus Circus Enterprises, Inc., The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, all as Co-Agents, CIBC Inc., as Co-Managing Agent, Bank of America National Trust and Savings Association, as Managing Agent, and the Banks therein named. Terms defined in the Loan Agreement are used herein with the same meanings.

           The parties hereto agree as follows:

           1. Section 1.1. Section 1.1 of the Loan Agreement is amended to restate the following defined terms set forth therein to read as follows:

           "'Competitive Advance' means an Advance made to Borrower by any Bank not determined by that Bank's Pro-
        Rata Share of the Commitment pursuant to Section 2.4 or 2.4A."

           "'Competitive Advance Note' means (a) the promissory note made by Borrower in favor of a Bank to evidence the Competitive Advances made by that Bank substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended and (b) any promissory note made by Borrower in favor of a Bank to evidence a Foreign Currency Advance made by that Bank pursuant to
        Section 2.4A and delivered by Borrower to that Bank pursuant to Section 2.4A(e)."

           "'Loan Documents' means, collectively, this
        Agreement, the Notes, the Subsidiary Guaranty, the Letters of Credit, any Request for Loan, any Request for Letter of Credit, any Competitive Bid Request, any Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Managing Agent or to any Bank in any way relating to or in furtherance of this Agreement (but excluding the Other Loan Documents), in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted."

           2. Section 1.1. Section 1.1 of the Loan Agreement is further amended to restate clauses (a), (b), (c) and (d) of the definition of "Deemed New Venture Indebtedness" therein to read as follows:

           " (a) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by Borrower and no other owner (or Affiliate of any other owner) has issued a similar Contingent Guaranty, in the amount of such Indebtedness covered by the Congingent Guaranty:

             (b) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by a Restricted Subsidiary and no other owner (or Affiliate of any other owner) has issued a similar Contingent Guaranty, in an amount equal to the lesser of (i) the amount of such Indebtedness covered by the Contingent Guaranty and
        (ii) the aggregate Investment of Borrower and its Restricted Subsidiaries in such Restricted Subsidiary;

             (c) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by Borrower and other owners (or Affiliates of such owners) have issued similar Contingent Guaranties, in an amount equal to the lesser of (i) the amount of such Indebtedness covered by the Contingent Guaranty and (ii) the same proportion of such Indebtedness as the proportionate direct or indirect ownership interest of Borrower in such New Venture Entity;

             (d) where such Indebtedness is covered in whole or in part by a Contingent Guaranty issued by a Restricted Subsidiary and other owners (or Affiliates of such owners) have issued similar Contingent Guaranties, in an amount equal to the lesser of (i) the lesser of (A) the amount of such Indebtedness covered by the Contingent Guaranty and
        (B) the same proportion of such Indebtedness as the pro-portionate direct or indirect ownership interest of Borrower in such New Venture Entity and (ii) the aggregate Investment of Borrower and its Restricted Subsidiaries in such Restricted Subsidiary;"

  and to add the following after the proviso at the end of such definition:

           "and provided further, that the phrase "Indebtedness covered by a Contingent Guaranty", or similar phrasings, as used in the foregoing definition means the portion of the Indebtedness guaranteed by the Contingent Guaranty where the Contingent Guaranty does not guarantee the entire Indebtedness."

           3. Section 1.1. Section 1.1 of the Loan Agreement is further amended to add the following sentence at the end of the definition of "Contingent Guaranty" therein:

           "The amount of any Contingent Guaranty consisting of a Completion Guaranty shall be deemed to be zero unless and until Borrower or any of its Restricted Subsidiaries has determined, or in good faith should determine based on all information then available to it, that performance by Borrower or the Restricted Subsidiary of its obligations under the Completion Guaranty is at least reasonably possible and, notwithstanding the preceding sentence, if such performance is at least reasonably possible the amount thereof shall, if not stated or determinable, be deemed the reasonably anticipated liability in respect thereof as determined by Borrower or the Restricted Subsidiary in good faith."

           4. Section 1.1. Section 1.1 of the Loan Agreement is further amended to add the following new defined terms at the appropriate alphabetical places:

           "'Aggregate Effective Amount' means, as of any date of determination and with respect to Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Bank plus (b) the aggregate amounts paid by the Issuing Bank under such Letters of Credit not then reimbursed to the Issuing Bank by Borrower pursuant to
        Section 2.10(d) and not the subject of Committed Advances made pursuant to Section 2.10(e). With respect to any Foreign Currency Letter of Credit, such amounts shall be the Foreign Currency Equivalent thereof.

           "'Applicable Letter of Credit Fee' means, for each Pricing Period, the per annum rate set forth as the interest rate margin in the definition of "Applicable Eurodollar Rate Margin" opposite the Applicable Pricing Level for that Pricing Period."

           "'Completion Guaranty' means a Contingent Guaranty given by Borrower or a Restricted Subsidiary to a holder of Indebtedness of, or an obligee of, a New Venture Entity which obligates Borrower or the Restricted Subsidiary to cause the completion of construction of a New Venture and/or to provide funding for all or a portion of any construction cost overruns with respect thereto."

           "'Darling Casino Project' means the New Venture to be located in Sydney, Australia known as the "Darling Casino
        Project," as described in the written materials heretofore furnished to the Banks."

           "'Foreign Currency Advance' means a Competitive
        Advance made in a currency other than Dollars."

           "'Foreign Currency Base Rate' means, with respect to any Foreign Currency Advance, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in the applicable foreign currency are offered by the Eurodollar Reference Banks to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the date of the Foreign Currency Advance in an aggregate amount approximately equal to the amount of the Foreign Currency Advance and for a period of time comparable to the number of days to the maturity of the Foreign Currency Advance. The determination of the Foreign Currency Base Rate by the Managing Agent shall be conclusive in the absence of manifest error."

           "'Foreign Currency Equivalent' means, as of any date of determination, the equivalent amount in Dollars of a Foreign Currency Advance or a Foreign Currency Letter of Credit, as the case may be, using the currency exchange rate for such date in the New York City wholesale foreign currency exchange market in trading among banks in amounts of $1,000,000 or more, as reported in the Wall Street Journal, or, if not so reported for such date, as otherwise reasonably determined by the Managing Agent."

           "'Foreign Currency Letter of Credit' means a Letter of Credit denominated in a currency other than Dollars."

           "'Foreign Currency Margin Bid' means a Competitive
        Bid to make a Foreign Currency Advance on the basis of a margin over the Foreign Currency Base Rate."

           "'Issuing Bank' means Bank of America National Trust and Savings Association, or any other Bank selected by Borrower (with the consent of that Bank) to be the issuing bank for Letters of Credit."

           "'Letters of Credit' means any of the standby letters of credit issued by the Issuing Bank under the Commitment pursuant to Section 2.10, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted."

           "'Request for Letter of Credit' means a written request for a Letter of Credit substantially in the form of Exhibit J, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein."

           5.   Section 2.1(a).  Section 2.1(a) of the Loan
  Agreement is amended by restating clause (ii) thereof to read as follows:

           "(ii) do not result in the sum of (A) the aggregate principal amount outstanding under the Notes plus (B) the Aggregate Effective Amount exceeding the then applicable Commitment (with the aggregate principal amount outstanding under the Notes and the Aggregate Effective Amount, to the extent consisting of Foreign Currency Advances and Foreign Currency Letters of Credit, respectively, being based on the Foreign Currency Equivalents thereof as of the Banking Day immediately preceding the date of the Request for Loan)."

           6.   Section 2.4(a).  Section 2.4(a) of the Loan
  Agreement is amended by restating clause (ii) thereof to read as follows:

           "(ii) evidenced by the Notes plus the Aggregate Effective Amount being in excess of the then applicable Commitment (with the aggregate principal amount outstanding under the Notes and the Aggregate Effective Amount, to the extent consisting of Foreign Currency Advances and Foreign Currency Letters of Credit, respectively, being based on the Foreign Currency Equivalents thereof as of the Banking Day immediately preceding the date of the Competitive Bid Request)."

           7. Section 2.4A. A new Section 2.4A is added to the Loan Agreement to read as follows:

           "2.4A Foreign Currency Advances.

                (a) Borrower may request, and any Bank may make (in its sole and absolute discretion), a Competitive Advance consisting of a Foreign Currency Advance. Except as otherwise provided in this Section 2.4A, Foreign Currency Advances shall be governed by
             Section 2.4 just as any other Competitive Advance.

                (b) The Competitive Bid Request for a Foreign Currency Advance shall state the foreign currency in which such Foreign Currency Advance is to be made. Any such Competitive Bid Request must be made for a Foreign Currency Advance of at least the Foreign Currency Equivalent at the time of such request of $5,000,000, but may be any amount in excess thereof.

                (c)  If a Competitive Advance is a Foreign
             Currency Advance, all references in Section 2.4 to
             (i) "Eurodollar Margin Bids" shall be deemed references to "Foreign Currency Margin Bids" and (ii) "Eurodollar Base Rate" shall be deemed references to "Foreign Currency Base Rate."

                (d)  Any Foreign Currency Advance and any
             interest payable with respect thereto shall be payable in the same foreign currency as the Foreign
             Currency Advance was made.

                (e) Any Bank making a Foreign Currency Advance may, at its option, require as a condition thereto that Borrower issue in favor of such Bank a separate promissory note substantially in the form of Exhibit C (but denominated in the foreign currency) to evidence such Foreign Currency Advance. If the Bank does not so require, the Foreign Currency Advance shall be evidenced by that Bank's Competitive Advance Note delivered at the Closing Date with the references therein to "Dollars" being deemed references to such foreign currency.

           8. Section 2.10. A new Section 2.10 is added to the Loan Agreement to read as follows:

           "2.10  Letters of Credit.

                (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the sum of (A) the aggregate principal amount outstanding under the Notes plus (B) the Aggregate Effective Amount does not exceed the then applicable Commitment, (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $200,000,000 and (iii) with respect to a Request for a Foreign Currency Letter of Credit, the Issuing Bank shall not be obligated to issue the Foreign Currency Letter of Credit if and so long as the Issuing Bank determines that foreign currency market circumstances make it unlawful, impossible or impractica-ble for the Issuing Bank to fund or hedge its obligations under the Foreign Currency Letter of Credit. For purposes of the foregoing, the aggregate principal amount outstanding under the Notes and the Aggregate Effective Amount, to the extent consisting of Foreign Currency Advances and Foreign Currency Letters of Credit, respectively, shall be based on the Foreign Currency Equivalents thereof as of the Banking Day immediately preceding the date of the Request for Letter of Credit. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Managing Agent, the term of any Letter of Credit shall not extend beyond the Maturity Date. A Request for Letter of Credit shall be irrevocable absent the consent of the Issuing Bank.

                (b) Each Request for Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Managing Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Managing Agent shall promptly notify the Issuing Bank whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Managing Agent, and the Managing Agent shall promptly notify the Banks, of the amount and terms thereof.

                (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Bank in an amount equal to that Bank's Pro Rata Share of the Commitment. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share of the Commitment, reimburse the Issuing Bank through the Managing Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

                (d) Borrower agrees to pay to the Issuing Bank through the Managing Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank pursuant to
        Section 2.10(c) for its Pro-Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro-rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower under this Section 2.10(d) and shall share, in accordance with that pro-rata participation, in any payment made by Borrower with respect to such claim.

                (e)  If Borrower fails to make the payment
        required by Section 2.10(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under Section 2.10(c) the Issuing Bank may (but is not required to) without notice to or the consent of Borrower, instruct the Managing Agent to cause Committed Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in
        Article 8 shall not apply. The proceeds of such Advances shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. Such Advances shall be payable upon demand and shall bear interest at the Default Rate.

                (f) With respect to any Foreign Currency Letter of Credit, all payment obligations under subsections (c),
        (d), and (e) shall be payable in Dollars based on the Foreign Currency Equivalent as of the date the obligation arises.

                (g)  The issuance of any supplement,
        modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

                (h) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrower under Nevada Revised Statutes Section 104.5109. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

                (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agree-ment, or any other agreement or instrument relating thereto, with the consent of Borrower;

              (iii)  the existence of any claim, setoff,
             defense, or other rights which Borrower may have at any time against the Issuing Bank, the Managing Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

               (iv) any demand, statement, or any other docu-ment presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                (v) payment by the Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

               (vi)  the existence, character, quality,
             quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

              (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

             (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

               (ix) any failure or delay in notice of shipments or arrival of any property;

                (x)  any error in the transmission of any
             message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

               (xi)  any error, neglect or default of any
             correspondent of the Issuing Bank in connection with a Letter of Credit;

              (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

             (xiii) so long as the Issuing Bank in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

              (xiv) where the Issuing Bank has acted in good faith and observed general banking usage, any other circumstances whatsoever.

                (i) The Issuing Bank shall be entitled to the protection accorded to the Managing Agent pursuant to
        Section 10.6, mutatis mutandis.

                (j)  The Uniform Code of Practice for
        Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

                (k)  Concurrently with the issuance of each
        Letter of Credit, Borrower shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount to be set forth in a letter agreement between Borrower and the Issuing Bank. Borrower shall also pay to the Managing Agent for the ratable account of the Banks in accordance with their Pro Rata Share of the Commitment, a standby letter of credit fee in an amount equal to the Applicable Letter of Credit Fee times the face amount of such Letter of Credit, which fee shall be payable quarterly in advance on the date of issuance of the Letter of Credit and on each Quarterly Payment Date thereafter through the termination or expiration of such Letter of Credit. All fees with respect to a Foreign Currency Letter of Credit shall be payable in Dollars based on the Foreign Currency Equivalent, as of the Banking Day immediately preceding the Quarterly Payment Date or such termination or expiration, of such Foreign Currency Letter of Credit.
        The Managing Agent shall promptly make available to the Banks in immediately available funds, pro-rata according to their Pro Rata Share of the Commitment, the standby letter of credit fees which are for the account of the Banks. Borrower shall also pay transfer, issuance, check fees, foreign currency exchange fees and costs, and such other fees as the Issuing Bank normally charges (not to include origination fees) in connection with standby letters of credit and activity pursuant thereto, which fees shall be solely for the account of the Issuing Bank."

           9. Section 3.1. Section 3.1 of the Loan Agreement is amended by restating clause (f)(iii) thereof to read as follows:

                "(iii) the amount, if any, by which the sum of
                  (A) the principal outstanding Indebtedness evidenced by the Notes plus (B) the Aggregate Effective Amount at any time exceeds the Commitment shall be payable immediately, and shall be applied to the Committed Advance Notes (with the aggregate principal amount outstanding under the Notes and Aggregate Effective Amount, to the extent consisting of Foreign Currency Advances and Foreign Currency Letters of Credit, respectively, being based on the Foreign Currency Equivalents thereof as of the last Banking Day in each calendar month); and"

           10. Section 3.4. Section 3.4 of the Loan Agreement is amended to read as follows:

           "3.4  Commitment Fees.  From the Closing Date,
        Borrower shall pay to the Managing Agent, for the respective accounts of the Banks, pro rata according to their Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the Commitment exceeds the sum of (a) the aggregate principal Indebtedness evidenced by the Committed Advance Notes plus
        (b) the Aggregate Effective Amount under all outstanding Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. With respect to any Foreign Currency Letter of Credit, the daily Aggregate Effective Amount shall be determined for this purpose for each calendar month of such quarterly period based on the Foreign Currency Equivalents thereof as of the last Banking Day in each such calendar month."

           11. Section 6.9. Section 6.9 of the Loan Agreement is amended by adding a new clause (j) to read as follows:

           "(j) a Negative Pledge on the shares of capital stock or other evidence of an Investment owned by Borrower or any of its Restricted Subsidiaries in the New Venture Entity that owns the Darling Casino Project, or in any Person that manages or operates such New Venture Entity, in favor of any lender to such New Venture Entity;"

           12. Section 6.16. The Majority Banks hereby consent, pursuant to Section 6.16(a), to the making of New Venture Investments in the New Venture Entity that owns the Darling Casino Project, provided that the aggregate New Venture Capital Expenditures and New Venture Investments with respect to such New Venture do not exceed $275,000,000.

           13. Section 8.2. Section 8.2 of the Loan Agreement is amended as follows;

           (a) The introductory portion thereof is amended to add the words "and the obligation of the Issuing Bank to issue a Letter of Credit" after the comma following the word "Advance" in the fifth line; and

           (b) Clause (c) thereof is amended to add at the end thereof the words "and the Issuing Bank shall, in the case of a Letter of Credit, have received a Request for Letter of Credit in compliance with Article 2."

           14. Section 9.1. Section 9.1 of the Loan Agreement is amended by adding at the end of clause (a) thereof the following:

      "or (iii) fails to pay to the Issuing Bank the amount drawn under any Letter of Credit as required under
        Section 2.10(d); or"

           15. Section 9.2. Section 9.2 of the Loan Agreement is amended as follows:

           (a) Clause (a)(2) is renumbered as clause (a)(3) and a new clause (a)(2) is added to read as follows:

                "(2) the Issuing Bank may, with the approval of
             the Managing Agent on behalf of the Majority Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and"

           (b) Clause (b)(2) is renumbered as clause (b)(3) and a new clause (b)(2) is added to read as follows:

                "(2) an amount equal to the aggregate amount of
             all outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and"

           16.  Exhibits.  Exhibits D and E to the Loan
  Agreement are amended to be in the forms attached to this Amendment. Exhibit J is in the form attached to this Amendment.

           17. Conditions Precedent. This Amendment shall become effective on May 6, 1994, provided that on or before such date the following conditions precedent have been satisfied:

           (a) The Managing Agent shall have received executed counterparts of this Amendment from Borrower and Banks comprising at least the Majority Banks; and

           (b) The Managing Agent shall have received from each obligor under the Subsidiary Guaranty its written consent to this Amendment, in form and substance satisfactory to the Managing Agent.

           18. Counterparts. This Amendment may be executed in counterparts in accordance with Section 11.7 of the Loan
  Agreement.

           19.  Confirmation.  In all other respects, the Loan
  Agreement is confirmed.

           This Amendment is dated as of May 6, 1994.


                          CIRCUS CIRCUS ENTERPRISES, INC.



                                 By: __________/s/_____________
                                     Its:______________________



                          BANK OF AMERICA NATIONAL TRUST and
                          SAVINGS ASSOCIATION, as Managing
                          Agent



                                 By: __________/s/_____________
                                     Its:______________________



                          BANK OF AMERICA NATIONAL TRUST and
                          SAVINGS ASSOCIATION, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CIBC, INC, as Co-Managing Agent and
                          as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE LONG-TERM CREDIT BANK OF JAPAN,
                          LTD., LOS ANGELES AGENCY, as Co-Agent
                          and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          FIRST INTERSTATE BANK OF NEVADA,
                          N.A., as Co-Agent and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          SOCIETE GENERALE, as Co-Agent and a
                          Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                          as Co-Agent and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CREDIT LYONNAIS LOS ANGELES BRANCH,
                          as Co-Agent and a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          CONTINENTAL BANK N.A., as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                          NEW YORK AND CAYMAN ISLANDS BRANCHES



                                 By: __________/s/_____________
                                     Its:______________________



                          THE MITSUBISHI TRUST AND BANKING
                          CORP., LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE SUMITOMO BANK, LIMITED, LOS
                          ANGELES BRANCH, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE TOKAI BANK, LTD., LOS ANGELES
                          AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          UNITED STATES NATIONAL BANK OF
                          OREGON, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE INDUSTRIAL BANK OF JAPAN LIMITED,
                          LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          MIDLANTIC NATIONAL BANK, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE NIPPON CREDIT BANK, LTD.,
                          LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          THE YASUDA TRUST & BANKING CO., LTD.,
                          LOS ANGELES AGENCY, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          BANK OF AMERICA NEVADA, as a Bank



                                 By: __________/s/_____________
                                     Its:______________________



                          NATIONSBANK OF TEXAS, N.A.,as a Bank



                                 By: __________/s/_____________
                                     Its:______________________








                            AMENDMENT NO. 2
                  (Reducing Revolving Loan Agreement)

      Reference is made to that certain Reducing Revolving
  Loan Agreement dated as of September 30, 1993 (the "Loan Agreement") among Circus Circus Enterprises, Inc., The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, all as Co Agents, CIBC Inc., as Co-Managing Agent, Bank of America National Trust and Savings Association, as Managing Agent, and the Banks therein named, as amended by Amendment No. 1 dated May 6, 1994. Terms defined in the Loan Agreement are used herein with the same meanings.

      The parties hereto agree as follows:

           1.   Section 1.1.  Section l.1 of the Loan
  Agreement is amended to restate the following defined terms set forth therein to read as follows:

           "Disposition" means the sale, transfer or other disposition of any asset of Borrower or any of its Restricted Subsidiaries other than (i) inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower or a Restricted Subsidiary, (ii) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or a Restricted Subsidiary, (iii) a disposition to Borrower or a Restricted Subsidiary or to a New Venture Entity in connection with a New Venture Investment, and (iv) a disposition of Property acquired by the Borrower or any of its Restricted Subsidiaries as, or as part of, a New Venture, where such disposition is made pursuant to an obligation to sell or a right to purchase such Property, which obligation or right was created substantially concurrently with the acquisition of such Property or the formation of the New Venture Entity.

           "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Restricted Subsidiaries that prohibits Liens on any of its Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under
  Section 6.9 which affects only the Property that is the subject of such permitted Lien, (b) any such covenant that does not apply to Liens securing the Obligations, and (c) any such covenant that applies only to a New Venture Investment of Borrower or any of its Restricted Subsidiaries or to the Property of the corresponding New Venture Entity.



           2.   Section 6.9.   Section 6.9 of the Loan
  Agreement is amended by restating clause (j) set forth therein (pursuant to Amendment No.1 dated as of May 6, 1994) to read as follows:

                "(j) a Negative Pledge on the shares of capital stock (or other evidence of an Investment) owned by Borrower or any of its Restricted Subsidiaries in any New Venture Entity or in any Restricted Subsidiary that manages or operates such New Venture Entity, in favor of any lender to such New Venture Entity;"

           3. Counterparts. This Amendment may be executed in counterparts in accordance with Section 11.7 of the Loan
  Agreement.

           4.   Confirmation.  In all other respects, the Loan
  Agreement is confirmed.

           This Amendment is dated as of August 4, 1994.


                               CIRCUS CIRCUS ENTERPRISES, INC.




                               By:__________/s/_____________
                               Its:_________________________



                               BANK OF AMERICA NATIONAL TRUST
                               SAVINGS ASSOCIATION, as Managing
                               Agent.



                               By:__________/s/______________
                                Its:__________________________



                                BANK OF AMERICA NATIONAL TRUST and
                                SAVINGS ASSOCIATION, as a Bank



                               By:__________/s/______________
                               Its:__________________________




                                CIBC, INC, as Co-Managing Agent and
                                as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE LONG-TERM CREDIT BANK OF JAPAN,
                                LTD., LOS ANGELES AGENCY, as Co-
                                Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                FIRST INTERSTATE BANK OF NEVADA,
                                N.A., as Co-Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                SOCIETE GENERALE, as Co-Agent and a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH, as Co-Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                CREDIT LYONNAIS LOS ANGELES BRANCH,
                                as Co-Agent and a Bank



                               By:__________/s/______________
                               Its:__________________________



                                CONTINENTAL BANK N.A., as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE, NEW YORK AND
                                CAYMAN ISLANDS BRANCHES



                               By:__________/s/______________
                               Its:__________________________



                                THE MITSUBISHI TRUST AND BANKING
                                CORP., LOS ANGELES AGENCY, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE SUMITOMO BANK, LIMITED, LOS
                                ANGELES BRANCH, as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE TOKAI BANK, LTD., LOS ANGELES
                                AGENCY, as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                UNITED STATES NATIONAL BANK OF
                                OREGON, as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE INDUSTRIAL BANK OF JAPAN
                                LIMITED, LOS ANGELES AGENCY, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                MIDLANTIC NATIONAL BANK, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE NIPPON CREDIT BANK, LTD.,
                                LOS ANGELES AGENCY, as a Bank



                               By:__________/s/______________
                               Its:__________________________



                                THE YASUDA TRUST & BANKING CO.,
                                LTD., LOS ANGELES AGENCY, as a Bank



                               By:__________/s/______________
                               Its:__________________________




                                BANK OF AMERICA NEVADA, as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________



                                NATIONSBANK OF TEXAS, N.A.,as a
                                Bank



                               By:__________/s/______________
                               Its:__________________________